Executive Severance Plan Effective Date: May 1, 2023

Effective May 1, 2023 Executive Severance Plan TABLE OF CONTENTS I. Overview ......................................................................................................... 1  II. Eligibility ......................................................................................................... 1  III. Severance Benefits ........................................................................................... 2  IV. Procedures for Severance Pay ............................................................................ 2

Effective May 1, 2023 1 Executive Severance Plan I. OVERVIEW It is the expectation of the Federal Home Loan Bank of Des Moines (the “Bank”) that executive terminations are handled in a professional manner with minimal disruption to ongoing work functions. Termination of employment - whether voluntary or involuntary – marks the end of the employment relationship between the Bank and the executive. Nothing contained within this plan is intended to create legally enforceable contractual rights. This plan applies to all full-time executives who report to the Chief Executive Officer (CEO) and are members of the Executive Team (the “Executives”). All involuntary terminations must be approved by the CEO, coordinated with Human Resources and processed in accordance with the provisions outlined in this plan. II. ELIGIBILITY This plan applies to all Executives when the Bank initiates a termination (i.e., the Executive is terminated, the termination is considered involuntary.)  Involuntary terminations occur for a variety of reasons, which may include: o Reduction in Force o Job Elimination o Change in Control  With respect to all involuntary terminations: o The Bank will inform the Executive of the reason for termination. o The date of separation will be the Executive’s last day worked.  With respect to all involuntary terminations without cause: o The Executive’s record will indicate an involuntary termination without cause. Involuntary terminations for cause are not eligible for severance benefits under this plan. For purposes of this plan, “cause” means (a) the Executive shall have been convicted of (or pled guilty or nolo contendere to) a felony; (b) the Executive shall have commited willful acts of misconduct that materially impair the goodwill or business of the Bank or cause material damage to its property, goodwill or business, monetarily or otherwise; (c) the Executive shall have a willful and continued failure to perform Executive’s material duties; (d) the Executive shall have willfully violated any material policies contained within the Bank’s Code of Ethics to the extent such acts would provide grounds for termination for cause with respect to

Effective May 1, 2023 2 Executive Severance Plan other employees; or (e) receipt by the Bank of any regulatory order or directive or judicial determination that Executive be terminated or the authority of the Executive be materially reduced. Voluntary terminations (i.e., voluntary resignations or job abandonment) are not eligible for severance benefits under this plan. III. SEVERANCE BENEFITS Subject to the parameters set forth below, the amount of severance pay shall be determined in the CEO’s discretion, and may be based upon a number of factors (e.g., length of service to the Bank, level of responsibility, reason for separation, etc.). Severance benefits paid under this plan will be based on the Executive’s current base salary, calculated and paid as follows: • A lump sum payment consisting of: o A minimum of 26 weeks of base salary, up to a maximum of 52 weeks of base salary, with the amount within this range to be determined in the CEO’s discretion; and o Earned but unused Paid Time Off, calculated and paid in accordance with the Paid Time Off provisions of the Employee Handbook • Incentive payouts and deferred compensation payments in accordance with the Executive Incentive Plan. • Medical benefits continuation for 6 months as detailed in the separation agreement. The Bank will require a signed separation agreement between the Bank and the Executive covering, among other things, the benefits to be paid under this plan. IV. PROCEDURES FOR SEVERANCE PAY 1. Executive is identified to receive severance pay. 2. Human Resources prepares documentation of the pay and separation agreement. 3. The agreement is drafted and forwarded to the Chief Human Resources Officer and the General Counsel for review and approval. 4. An approved agreement is presented to the Executive for review. 5. The following shall apply to the Executive’s review of the severance agreement:

Effective May 1, 2023 3 Executive Severance Plan  The Executive is encouraged to seek legal advice before signing the agreement.  The Executive has 21 days to review and sign the agreement.  If the agreement is signed and returned, then the Executive has seven days to rescind the agreement.  If the agreement is not rescinded, then the severance payment is made on the next payroll date following expiration of the seven-day period.  If the Executive does not sign the agreement, then the Executive is not entitled only to the benefits available in connection with a voluntary termination.